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                                                                    EXHIBIT 10.5

                            FIRST AMENDMENT TO LEASE

         This First Amendment to Lease ("FIRST AMENDMENT") is made as of February 4, 2000, by and among ARE - 100 PHILIPS PARKWAY, LLC, a Delaware limited liability company ("LANDLORD"), and MEMORY PHARMACEUTICALS CORP., a Delaware corporation ("TENANT")

                                    RECITALS

         A. Landlord is the landlord and Tenant is the tenant under a Lease dated as of June 4, 1999 as amended by letter agreement dated June 16, 1999, between Landlord and Tenant (collectively the "LEASE"), under which Tenant leases approximately 32,000 rentable square feet of space in the building commonly known as 100 Philips Parkway, Montvale, New Jersey. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

         B. Landlord and Tenant desire to amend the Lease to modify the description of Landlord Work, the amount and allocation between Phase I and Phase II of the TI Allowance provided by Landlord, to delay the Rent Commencement Date by one month and to address other matters which have arisen since the execution of the Lease.

                                    AGREEMENT

         Now, therefore, the parties hereto agree that the Lease is hereby amended as follows:

1.       APPROVALS.

         (a) Landlord hereby approves The Hillier Group as Tenant's architect (the "ARCHITECT"). Subject to receipt of and Landlord's reasonable satisfaction with a payment and performance bond from a surety with a Best's Rating of A+ or higher, or equivalent, with respect to the work to be done by McHugh, DiVicent & Alessi, Inc. ("MDA"). Landlord will approve MDA as Tenant's general contractor ("CONTRACTOR"). Tenant shall deliver or cause MDA to deliver such payment and performance bond before the commencement of any work by or on behalf of Tenant in the Premises. All other engineering consultants, architects, designers and subcontractors responsible for construction of Tenant's Work shall be selected by Tenant, and approved by Landlord in Landlord's reasonable discretion as provided in the Work Letter.

         (b) Landlord hereby approves the design layout described in the drawings dated as of January 10, 2000, prepared by the Architect (the "LAYOUT"). Upon submission of Design Drawings complying with the requirements of Section
2.2 of the Work Letter, Landlord shall not disapprove any matter shown in such Design Drawings which are consistent with the Layout.

2. MECHANICAL ROOM. Subject to receipt and review of proposed plans and specifications for any portion of Tenant's HVAC system proposed to be located in the common area mechanical room located on the ground floor of the Project (the "COMMON AREA MECHANICAL ROOM") and provided that such proposed use of the Common Area Mechanical Room does not materially interfere with the maintenance and operation of the Project, in Landlord's sole discretion, Tenant may locate certain mechanical portions of its HVAC system in such Common Area Mechanical Room; provided

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however that no existing machinery, equipment or duct work shall be relocated, ingress and egress to such Common Area Mechanical Room and access to the existing machinery, equipment and duct work shall not be blocked or in any way impaired, and not more than 70% of the ground floor of the Common Area Mechanical Room nor 50% of the combined ground floor and mezzanine floor of the Common Area Mechanical Room shall be used by Tenant. Landlord agrees that Tenant shall not be required to pay any additional rent as a result of any such use of the Common Area Mechanical Room for such HVAC equipment. Tenant's access to the Common Area Mechanical Room may be restricted in Landlord's reasonable discretion. Upon no less than one business day's prior notice from Tenant to Landlord, which notice may be made by telephone, facsimile or electronic mail, Tenant may have reasonable access to the Common Area Mechanical Room as may be required for the installation, maintenance and repair of such system.

3. TI ALLOWANCE. Section 4(a) of the Lease is hereby amended by deleting the phrase "up to a maximum increase of $180 per square foot of Rentable Area of the Premises," replacing the figure $4,700,000 with the figure $4,950,000, deleting the phrase "and not to exceed a TI Allowance of $3,500,000 for Phase I of the Premises" from the first sentence thereof and deleting the last row of the chart set forth therein and adding the following rows to such chart:

    TI Allowance            Increase in Base Rent         Initial Base Rent
    ------------            ---------------------         -----------------
      $205.00                       $1.40                     $37.30/RSF
Each $10 thereafter                 $1.40

The entire $4,950,000 TI Allowance may be drawn down by Tenant in connection with Phase I and the entire $75,000 Administrative Rent described in Section 5.1 of the Work Letter shall be paid in connection with Tenant's Work for Phase I. Any portion of the TI Allowance not used by Tenant in connection with Phase I may be drawn down by Tenant in connection with Phase II and there shall be no Administrative Rent charged by Landlord in connection with Tenant's Work for Phase II.

4. RENT COMMENCEMENT DATES. The second paragraph of Section 2 of the Lease is hereby amended and restated as follows:

                  The "RENT COMMENCEMENT DATE" shall be earliest of: (i) the date Tenant's Work for Phase I is Substantially Complete, and (ii) June 1, 2000. On the Rent Commencement Date, Tenant shall pay Base Rent for the entire Premises. Such Rent shall be calculated for Phase I of the Premises on the basis of the actual TI Allowance provided by Landlord to Tenant for Phase I as set forth in Section 4(a) below, and shall be calculated at $10.00 per rentable square foot for any portion of the Premises not included in Phase I. On the earlier of (i) December
         1, 2001, or (ii) the date Tenant's Work for Phase II is complete, the Rent for the balance of the Premises shall be adjusted to the amount set forth in Section 4(a) below on the basis of the actual TI Allowance provided by Landlord to Tenant for Phase II; provided, however that in no event shall such Rent be less than $13.00 per rentable square foot per annum. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Rent Commencement Date and the expiration date of the Term when such are established and shall attach the acknowledgment to this Lease as part

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         of Exhibit D; provided, however. Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder.

In addition, each reference in the Work Letter to the date "May 1, 2000" is hereby changed to "June 1, 2000."

5.       LANDLORD'S WORK. Landlord and Tenant acknowledge and agree that:

                  (i) All of Landlord's Work required for the commencement and completion of Tenant's Work has been completed;

                  (ii) Landlord has heretofore agreed to provide to Tenant electric service of up to 2,000 amperes demand as shown to be required by Tenant pursuant to a stamped, sealed electrical load letter (or other document reasonably satisfactory to Landlord) certified to Landlord from Tenant's electrical engineer. Landlord hereby agrees that such service shall be in existence at the Project on or before May 1, 2000, subject to Force Majeure Delay. For each day that such service does not exist at the Project as required hereunder for any reason other than Force Majeure Delay, the Rent Commencement Date shall be delayed beyond June 1, 2000 the same number of days;

                  (iii) Subject to receipt and approval of proposed plans and specifications therefor, Landlord hereby grants Tenant the right to erect, use and maintain, conduits and wire from the Premises through the common areas of the Project to the Project electrical room;

                  (iv) In addition to the TI Allowance, Landlord shall provide to Tenant an allowance of $10,000 for the purpose solely of installing conduit and wire (and/or reusing existing conduit and wire) from the Project electrical room to the Premises central mechanical/electrical room. Said allowance shall be paid against invoices showing the completion of such work;

                  (v) Tenant's Work has not been delayed by reason of the performance of Landlord's Work; and

                  (vi) Tenant hereby accepts the Premises for the purpose of construction of Tenant's Work.

Landlord and Tenant further agree that Landlord may delay certain exterior improvements as described on Schedule A-1, attached hereto and incorporated herein by this reference, until such work may be completed without undue conflict with the work of completing Tenant's Work or with adverse winter weather conditions; provided that such delayed exterior work shall be completed no later than the later of June 1, 2000, or issuance of Tenant's occupancy permit, subject in each case to Force Majeure Delays.

6. EXHIBIT F. Attached hereto is Exhibit F to the Lease, which Exhibit F may be amended in the future to include additional items agreed to by Landlord.

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7.       MISCELLANEOUS.

         (a) This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

         (b) This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

         (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

         (d) Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

         (e) As a condition to the effectiveness of this Amendment, Tenant shall issue to Landlord Warrants and other consideration pursuant to a separate letter agreement.

         IN WITNESS WHEREOF, this First Amendment to Lease has been duly executed and delivered by Landlord and Tenant as of the date first above written.

                                   TENANT:

                                   MEMORY PHARMACEUTICALS CORP.,
                                   a Delaware corporation

                                   By:  /s/ Joanne Leonard
                                        --------------------------------
                                   Its: CFO

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                                   LANDLORD:

                                   ARE - 100 PHILLIPS PARKWAY, LLC,
                                   a Delaware limited liability company

                                   By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a
                                       Delaware limited partnership, managing
                                       member

                                       By: ARE-QRS CORP., a Maryland
                                           corporation, general partner

                                           By:  /s/ Lynn Anne Shapiro
                                                --------------------------------
                                           Its: LYNN ANNE SHAPIRO
                                                GENERAL COUNSEL

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                           SCHEDULE A-1 TO WORK LETTER

The following exterior improvements are required by the Borough of Montvale, New Jersey pursuant to its adoption of the Resolution to Approve Landlord's Site Plan Amendment Application on December 7, 1999, and may be delayed by Landlord, in its sole discretion, until the later of June 1, 2000, or issuance of Tenant's occupancy permit, subject in each case to Force Majeure Delays:

1. Restripe and widen impervious coverage of parking and drive areas where required.

2. Plant five (5) eight foot tall white pines, or equivalent species in required locations.

3. Add railroad tie islands and plant materials at the median of the south parking area where required.

4.  Substitute wood guardrails in lieu of wood bollards at areas required.

5.  Add three (3) stop signs and one (1) do not enter sign where required.

6. Demolish existing railroad tie planter in north parking lot. Reinstall new railroad ties and re-pave areas where needed.

7.  Construct dumpster enclosure with two (2) twelve foot (12') wide gates.

8. Demolish existing concrete sidewalks and curbs and install two (2) dropped curbs at driveway main entrance and add concrete sidewalk where required.

9. Electric work for six (6) site light bollards, six (6) glare shields for site lighting, and fire alarm light.

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                                    EXHIBIT F

Rack Washer

Autoclaves

Glass Washer

Generator

Bottle Washer/Filler

Walk-in Refrigerator

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